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                                                                   EXHIBIT 10.24


                    NON-EXCLUSIVE LICENSE AGREEMENT BETWEEN
                    THE CITY OF LOS ANGELES AND
                    TAMARACK TRANSPORTATION, INC.

                    COVERING CHARTER PARTY CARRIER
                    TRANSPORTATION SERVICES TO AND FROM LOS
                    ANGELES INTERNATIONAL AIRPORT


     THIS LICENSE AGREEMENT, made and entered into this 23rd day of October, 1995 by and between the CITY OF LOS ANGELES, a municipal corporation (hereinafter referred to as "City"), acting by order of and through its Board of Airport Commissioners (hereinafter referred to as "Board"), and Tamarack Transportation, Inc. (hereinafter referred to as "Licensee"),

                              W I T N E S S E T H

     WHEREAS, City owns and operates Los Angeles International Airport (hereinafter referred to as "Airport"), in the City of Los Angeles, State of California; and

     WHEREAS, Licensee is the holder of a Charter Party Carrier Permit issued by the Public Utilities Commission of the State of California (hereinafter referred to as "P.U.C."), authorizing Licensee to transport passengers to and from Airport on a pre-arranged charter basis with charges assessed on a vehicle mileage or time of use basis, or a combination of the two or the holder of authority granted by the Interstate Commerce Commission (hereinafter referred to as "I.C.C.") to conduct similar transportation activities; or the holder of an auto-for-hire permit issued by the City Department of Transportation; and

     WHEREAS, Licensee, desires to operate the previously described bus, van, or limousine transportation service at Airport and to enter this License Agreement with City in order to conduct such operations; and

     WHEREAS, it is in the best interests of City and the traveling public to make such services available;

     NOW, THEREFORE, in consideration of the premises and of the covenants and conditions hereinafter contained to be kept and performed by the parties hereto, IT IS MUTUALLY AGREED AS FOLLOWS:

     Sec. 1. Section Headings. The section headings appearing herein shall not be deemed to govern, limit, modify or in any manner affect the scope, meaning or intent of the provisions of this License Agreement.

     Sec. 2. License. City gives Licensee, for the term and under the conditions herein set forth, a non-exclusive license to transport passengers and baggage by approved motor vehicles into and out of Airport in accordance with Licensee's rights and duties under its P.U.C. Charter Party Carrier Permit. Similar ?????

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federal authority or City Department of Transportation authority. This License
Agreement, however, shall not entitle Licensee to operate a package express service at Airport by either picking up or delivering packages at terminals, or to operate any vehicle at Airport with a driver or agent carrying a firearm on the person or within said vehicle.

     Licensee shall not pick up passengers at Airport without first obtaining a valid trip ticket from the charter holding lot when said lot is open.

     Sec. 3. Term. The term of this License Agreement shall be on a month-to-month basis commencing October 31, 1995; subject however, to earlier termination, or suspension, as provided herein.

     Sec. 4. Compensation to City.
     (a) License Fees. As consideration for City entering into this License Agreement, Licensee shall pay to City a per trip fee from the transportation of passengers from and/or originating from Airport, or the offering of same. Vehicles will be divided into two size categories as follows: Class 1 vehicles, those seating less than 25 passengers, will pay $1.50 per trip. Class 2 vehicles, those seating 25 or more passengers, will pay $2.25 per trip. City reserves the right to adjust the amounts of the per-trip fee up to two times per year. Crew transportation pickups for signatory air carriers are excluded from paying the fee.

     (b) "Trip" Defined. "Trip" shall, subject to exceptions hereinafter stated, be defined as any scheduled or unscheduled departure from Airport by a vehicle of Licensee, with or without passengers. "Trip" shall also be defined to include each occasion that a vehicle of Licensee circles the Central Terminal Area, or a part thereof, after two complete or partial circuits of World Way. (Note: One upper level passenger drop off operation shall not be considered in calculating the number of circuits.)

     (c) Other Fees. In addition to the fees mentioned above, Licensee shall also pay all other charges, penalties or fees occasioned by its operations or activities on or about Airport.

     (d) Monthly Reports. City reserves the right to require Licensee, on forms designated or approved by City, to account to City's Landside Operations Bureau on or before the tenth (10) day of each month of the term hereof for all trips operated and passengers carried both into and out of Airport during the prior calendar month. Licensee understands that said report forms may from time to time be modified by City and hereby agrees to use the latest report forms made available for reporting its trips and passengers.

     Upon request of the Executive Director, Licensee shall furnish City with a detailed income statement prepared at the close of Licensee's fiscal or calendar year reflecting all business transacted by Licensee from the transportation of passengers and/or baggage to or from Airport. If requested, said
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income statement shall be certified by Licensee's independent certified public accountant.

     (e) Los Angeles Business Office, Records Retention, Right to Inspect. Licensee shall at all times during the term for this License Agreement maintain and keep permanent books, ledgers, journals and other records wherein are kept entries accurately reflecting all gross revenue derived from the charter party carrier business transacted to or from Airport. In addition, Licensee shall keep and maintain a daily record of all "trips" and the passenger counts and fares collected from each trip both to and from Airport with supporting verifiable document showing the driver's name, actual arrival and departure trip times, registration number of vehicle, and reservation numbers.

     Such books and records must be maintained and kept in a location within Los Angeles, Orange, Ventura or San Bernardino County by Licensee. Licensee may elect to maintain the required records at a location outside said counties, however, in doing so, Licensee accepts responsibility for reimbursing City for all travel and incidental expenses incurred in connection with each audit.

     It is agreed that examinations of the books, ledgers, journals and accounts of Licensee will be conducted in accordance with generally accepted auditing standards applicable in such circumstances and that such, said examinations do not require a detailed audit of all transactions. Testing and sampling methods may be used by City to verify reports submitted by Licensee. Deficiencies ascertained by the use of such testing and sampling methods, by applying the percentage of error obtained from such testing and sampling to the entire period of reporting under examination will be binding upon Licensee and to that end shall be admissable in court to prove any amounts due City from Licensee.

     Sec. 5. Right of Ingress and Egress. City hereby grants full and free right of ingress to and egress from Airport to Licensee, its employees, passengers, guests, invitees, suppliers of materials and furnishers of service, without charge, subject to the provisions of Section 8(b) hereinafter and City's operating rules and regulations.

     Sec. 6. Loading Area. Licensee shall have the right to pick up and unload its passengers at Airport only at those locations allocated to Licensee for such purpose. All loading and unloading zones and waiting areas are subject to the approval of Executive Director. Licensee shall not park its vehicles on any road in Airport except for such period of time as may be necessary for the immediate loading and unloading of its passengers and their baggage.

     Sec. 7. Use of Airport and Demised Premises. Licensee shall use Airport only in connection with its transport business of operating passenger bus, van, or limousine, or auto-for-hire services between Airport and such points as the P.U.C., I.C.C., or D.O.I. whichever is applicable, shall only and

????

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regularly designate through the issuance of Certificates of Convenience and
Necessity or other approvals.

     Licensee shall file with the Airport a copy of its current P.U.C., I.C.C. or D.O.T. authority, whichever is applicable.

     Licensee shall not use sound amplifying or public address equipment at Airport unless such use and equipment are approved in writing by the Executive Director.

     Sec. 8. Authorized Vehicles. Licensee shall report to the Executive Director, on forms provided for that purpose, the Vehicle Identification Number ("VIN"), license plate number, company identification number, vehicle type, passenger capacity and proof of commercial registration for each of Licensee's vehicles used in its operation at Airport. Upon receipt of the requisite information and performance of all other conditions precedent contained in this License Agreement, Executive Director may issue identification stickers or decals which shall be attached to each authorized vehicle.

     Except for luxury-type, sedan style limousines, all of Licensee's vehicles operated at the Airport shall possess identical color schemes and markings, so as to be readily identifiable as belonging to Licensee; shall display the name of Licensee, or its "d.b.a.", on the front, rear and sides of each vehicle, in a type style and size so as to be readily identifiable; shall possess Licensee's company fleet vehicle identification number; and shall possess a vehicle identification City sticker or decal permanently affixed as instructed by Executive Director. Limousines shall have front and rear TCP numbers affixed per P.U.C. rules.

     Licensee shall file with City a description (either photographic or otherwise) adequate to identify the color scheme and markings common to Licensee's vehicles and distinguish them visually from vehicles used by another operator.

     Sec. 9.   Restrictions and Regulations.

     (a) Licensee agrees to abide by any and all: (1) applicable rules, regulations, orders and restrictions which are not in force or which may be hereafter adopted by city with respect to the operations of Airport; (2) orders, directives or conditions issued, given or imposed by Executive Director with respect to the use of roadways, driveways, curbs, sidewalks and parking areas in and about said Airport; (3) applicable laws, ordinances, statutes, rules, regulations or orders of any ordinances, statutes, rules, regulations or orders of any governmental authority, federal, state or municipal, lawfully exercising jurisdiction over the Airport or Licensee's occupation or use of Airport; and
(4) applicable rules and regulations of City related to commercial passenger vehicles operating at airport referred to in Section 13 hereinafter.

     Nothing herein contained shall be deemed to impair Licensee's right to contest any such rules, regulations, orders, restrictions, directives or conditions or the reasonableness thereof. City shall not be liable to Licensee for any damage to or for any diminution or ???? of Licensee's rights.

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hereunder on account of the exercise of any such authority, or as may arise from
Airport development of operation during the term of this License, unless the exercise thereof shall so interfere with Licensee's operations herein created as to constitute a termination, in whole or in part, of this License Agreement by operation of law.
     (b) Subject to (d) below, Licensee, its employees, agents and representatives shall not in any manner pay, extend or give any type of consideration, compensation, gratuity or reward to any Airport skycap, porter, starter, ticket or information booth person at Airport, or other curbside or terminal person at Airport, unless the latter be a uniformed employee of Licensee for which Worker's Compensation benefits are paid by Licensee and whose presence and activities on Airport property are approved by Executive Director.
     (c) City reserves the right to require Licensee's vehicles to stop at designated locations or use designated entry or departure routes so that City may inspect or count said vehicles and determine passenger loads.
     The Executive Director is also authorized to establish and construct a staging area for commercial vehicles providing ground transportation services. The Executive Director is authorized to require that all vehicles not actively loading or unloading passengers shall be parked in a City staging area and the right to charge a fee for use of such staging area is hereby reserved. Use of the staging area shall be limited to such times as the Executive Director may allow.
     (d) Nothing in this License Agreement shall be construed as authorizing Licensee to place starters, skycaps, porters, booth personnel, agents, or other personnel on the curbs, or sidewalks or in the terminals at Airport without first having obtained the written consent of Executive Director or his authorized representative.
     (e) Licensee agrees to operate its vehicles at Airport only when a current and valid Airport decal or sticker has been permanently affixed to the vehicle in the appropriate location. Failure to have a current and valid decal affixed on a vehicle while operating on Airport premises shall mean that Licensee does not have City approval to operate said vehicle on Airport. Licensee understands that under said circumstances the driver of the vehicle is subject to citation, the vehicle is subject to impound, and Licensee may receive a suspension or termination of operating rights on Airport. City reserves the right to determine the frequency of and occasions when new or replacement decals or stickers may be issued.
     Sec. 10. ASSIGNMENTS. Licensee shall not in any manner, directly or indirectly, by operation of law or otherwise, assign, hypothecate, transfer or encumber this License Agreement, in whole or in part, without the prior written consent of Board. Consent to one assignment, transfer or encumbrance shall not be deemed to be a consent to any subsequent assignment, transfer or encumbrance.

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     When the proper consent has been received, this License Agreement shall be binding upon and shall inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties hereto.

     Sec. 11. City Held Harmless. In addition to the provisions of Section 12 herein, Licensee shall defend and keep and hold City, including its Board, officers, agents, servants and employees, harmless from any and all costs, liability, damage or expense (including costs of suit and fees and reasonable expenses of legal services) claimed by anyone by reason of injury to or death of persons, or damage to or destruction of property, including property of Licensee, sustained in, on or about the Airport arising out of Licensee's use or occupancy thereof, as a proximate result of the acts or omissions of Licensee, its agents, servants or employees.

     Sec. 12. Insurance.

     (a) Licensee shall procure at its expense, and keep in effect at all times during the term of this License Agreement, the types and amounts of insurance specified on the Required Insurance page, attached hereto, marked "Exhibit A", and made a part hereof. The specified insurance (except for Workers' Compensation and Employers' Liability and fire and extended coverages) shall also, either by provisions in the policies, by City's own endorsement form or by other endorsement attached to such policies, include and insure City, its Department of Airports, its Board, and all of its officers, employees and agents, their successors and assigns, as insureds, against the areas of risk described in "Exhibit A" hereof as respect Licensee's acts or omissions in its operations, use and occupancy of the premises hereunder or other related functions performed by or on behalf of Licensee at Airport.

     (b) Each specified insurance policy (other than Workers' Compensation and Employers' Liability and fire and extended coverages) shall contain a Severability of Interest (Cross Liability) clause which states, "It is agreed that the insurance afforded by this policy shall apply separately to each insured against whom claim is made or suit is brought except with respect to the limits of the company's liability," and a Contractual Endorsement which shall state, "Such insurance as is afforded by this policy shall also apply to liability assumed by the insured under insured's License Agreement with the City of Los Angeles."

     All such insurance shall be primary and noncontributing with any other insurance held by City's Department of Airports where liability arises out of or results from the acts or omissions of Licensee, its agents, employees, officers, assigns, or any person or entity acting for or on behalf of Licensee. Such policies may provide for reasonable deductibles and/or retentions acceptable to the Executive Director based upon the nature of Licensee's operations and the type insurance involved.

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     (c) City shall have no liability for any premiums charged for such coverage(s). The inclusion of the City, its Department of Airports, its Board, and all of its officers, employees and agents, and their agents and assigns, as insureds is not intended to, and shall not, make them, or any of them, a partner or joint venturer with Licensee in Licensee's operations at Airport. Upon failure of Licensee to provide and maintain the insurance required herein after ten (10) days prior written notice to comply, City may (but shall not be required to) procure such insurance at Licensee's expense.

     City and Licensee agree that the insurance policy limits specified in this Section and "Exhibit A" shall be reviewed for adequacy annually throughout the term of this Licensee by Executive Director, who may thereafter require Licensee to adjust the amounts of insurance coverage to whatever amount the Executive Director deems to be adequate.

     (d) Licensee shall provide proof of all specified insurance and related requirements to City either by production of the actual insurance policy(ies), by use of City's own endorsement form(s), by broker's letter acceptable to Executive Director in both form and content in the case of foreign insurance syndicates, or by other written evidence of insurance acceptable to the Executive Director. The documents evidencing all specified coverages shall be filed with city prior to Licensee occupying the demised premises. They shall contain the applicable policy number, the inclusive dates of policy coverages and the insurance carrier's name, shall bear an original signature of an authorized representative of said carrier, and shall provide that such insurance shall not be subject to cancellation, reduction in coverage or nonrenewal except after written notice by certified mail, return receipt requested, to the City Attorney of the City of Los Angeles at least thirty
(30) days prior to the effective date thereof. City reserves the right to have submitted to it, upon request, all pertinent information about the agent and carrier providing such insurance.

     Sec. 13. Suspensions, Default, and Rights of Termination.

     (a) Default and Termination. If either party shall fail to perform, keep or observe any of the terms, covenants or conditions herein contained on its part to be performed, kept or observed, the other party may give written notice to correct such condition or to cure such default. If such condition or default shall continue for ten (10) days after service of such notice, the party not in default may give written notice of its election to terminate this License Agreement and this License Agreement shall cease and terminate on the date stated in the termination notice. Such election to terminate by either party shall not be construed as a waiver of any claim it may have against the other party, consistent with such termination; provided, however, that in the event Licensee's Charter Party Carrier Permit or similar federal or City D.O.T. authority, is suspended, cancelled or terminated, then this License Agreement and all rights of Licences hereunder shall ????? cease and terminate.

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Licensee specifically covenants to immediately cease to operate on Airport property if its state, federal and/or City D.O.T. authorization is suspended, cancelled or terminated.

     The foregoing provisions, however, shall not affect any rights of City if there should be any default in the payment by Licensee of the rent, fees and charges provided herein. If there be such default, City may give Licensee a ten
(10) day notice to pay all sums due, owing and unpaid, and if such payment be not made within such ten (10) day period, this License Agreement and Licensee's rights hereunder shall, at the election of City stated in such notice, forthwith terminate.

     (b) Suspension. Attached to this License Agreement as "Exhibit B" and by this reference incorporated herein and made a part hereof is a copy of the "Rules and Regulations of the City of Los Angeles, Department of Airports Governing the Permit Program for the Operation of Commercial Vehicles Transporting Passengers at Los Angeles International Airport" ("Rules and Regulations").

     The Rules and Regulations govern Licensee's operations at Airport and Licensee agrees to strictly abide by and comply with said Rules and Regulations and to ensure that Licensees' officers, employees, agents, drivers and vehicles do also.

     Violations by Licensee, its officers, employees, agents, drivers or vehicles of said Rules and Regulations are subject to the imposition by City of any or all of the following: oral or written warnings, suspensions of the Licensee's right to operate on Airport property, and/or termination of this License Agreement and all of Licensee's rights to operate to and from Airport.

     Said Rules and Regulations provide for a progressive type of discipline and suspension/termination system based upon the type, nature and number of violations

     Licensee agrees to abide by City's Rules and Regulations, and any future amendments thereto, and further agrees to obey any suspension orders imposed by City. City agrees to afford Licensee the right to contest any suspension orders before an impartial hearing officer prior to imposing any suspensions. City shall not be required to use a hearing officer or procedure if it intends to terminate this License Agreement under the provision (a) above.

     Licensee further covenants and agrees to only operate vehicles on Airport which have affixed to the vehicle a valid and current City decal or sticker. In addition to City's termination rights under (a) above, City may withhold issuance of current decals or stickers if Licensee fails to file monthly operating reports, pay the appropriate fees on time or keep insurance current.

     Sec. 14. Attorney's Fees. If City shall, without any fault, be made a party to any litigation commenced by or against Licensee arising out of Licensee's operations and as a result of which Licensee is finally adjudicated to be liable, then Licensee shall pay all costs and reasonable attorney's fees incurred by or imposed upon City in connection with such litigation. In any

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action by City or Licensee for recovery of any sum due under this License
Agreement, or to enforce any of the terms, covenants or conditions contained herein, the prevailing party shall be entitled to reasonable attorney's fees in addition to costs and necessary disbursements incurred in such action. Each party shall give prompt notice to the other of any claim or suit instituted against it that may affect the other party.

     Sec. 15. Waiver. The waiver by either party of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any other term, covenant or condition, or of any subsequent breach of the same term, covenant or condition. The subsequent acceptance of payments hereunder by City shall not be deemed to be a waiver of any preceding breach by Licensee of any term, covenant or condition of this License Agreement other than the failure of Licensee to pay the particular payment so accepted, regardless of City's knowledge of such preceding breach at the time of acceptance of such payment.

     Sec. 16. Nondiscrimination and Equal Employment Practices/Affirmative
              Action Program.

     (a) Licensee, in its operations at Airport, for itself, its personal representatives, successors in interest and assigns, as part of the consideration hereof, does hereby covenant and agree that: (1) no person on the grounds of race, color or national origin shall be excluded from participation, denied the benefits of or be otherwise subjected to discrimination in the use of the facilities covered by this License Agreement; (2) that in the furnishing of services and operations, no person on the grounds of race, color or national origin shall be excluded from participation in, denied the benefits of or otherwise be subjected to discrimination; and (3) that Licensee shall use premises of Airport in compliance with all other requirements imposed by or pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary, Part 21, Nondiscrimination in Federally-Assisted Programs of the Department of Transportation-Effectuation of Title VI of the Civil Rights Act of 1964, and as said Regulations may be amended.

     (b) Licensee agrees that in the event of breach of any of the above non-discrimination covenants, City shall have the right to terminate this License Agreement and to reenter and repossess said land and the facilities thereon, and hold the same as if said License Agreement had never been made or issued. This provision does not become effective until the procedures of 49 CFR, Part 21, are followed and completed including expiration of appeal rights.

     (c) Licensee assures that it will undertake an affirmative action program as required by 14 CFR, Part 152, Subpart E, to ensure that no person shall on the grounds of race, creed, color, national origin or sex be excluded from participating in any employment activities covered in 14 CFR, Part 152, Subpart
B. Licensee assures that no person shall be excluded on these grounds from participating in or receiving the

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services or benefits of any program or activity covered by this subpart.
Licensee assures that it will require that its covered suborganizations provide assurances to Licensee that they similarly will undertake affirmative action programs and that they will require assurances from their suborganizations, as required by 14 CFR, Part 152, Subpart E, to the same effect.

     (d) In addition, Licensee, during the term of this License Agreement, agrees not to discriminate in its employment practices against any employee or applicant for employment because of the employee's or applicant's race, religion, national origin, ancestry, sex, age or physical handicap. Licensee further agrees to abide by the provisions of Section 10.8.3 of City's Administrative Code, a copy of which is printed on the CERTIFICATION FOR CONTRACTS OF MORE THAN $500 BUT NOT IN EXCESS OF $5,000, which Certification City acknowledges Licensee has previously submitted and which shall remain valid for one (1) year from the date thereof.

     (e)  If applicable, Licensee also agrees to abide by the provisions of
Section 10.8.4 of City's Administrative Code, a copy of which is printed on the CERTIFICATION FOR CONTRACTS OF MORE THAN $5,000, which Certification City acknowledges Licensee has previously submitted along with a copy of its Affirmative Action Plan. Said Plan, having been approved by City, shall remain valid for one (1) year from the date of approval and, with said Certification, shall be incorporated by reference in and become part of this License. Licensee agrees that prior to the expiration of said Plan, Licensee will again submit to City its revised and/or updated Affirmative Action Plan for approval as well as another completed Certification.

     (f) Licensee shall furnish its accommodations and/or services on a fair, equal and not unjustly discriminatory basis to all users thereof and it shall charge fair, reasonable and not unjustly discriminatory prices for each unit or service; provided that Licensee may be allowed to make reasonable and non-discriminatory discounts, rebates or other similar type of price reductions to volume purchasers.

     (g) Noncompliance with paragraph (f) above shall constitute a material breach thereof, and in the event of such noncompliance, City shall have the right to terminate this License Agreement without liability therefor, or at the election of City or the United States, either or both said governments shall have the right to judicially enforce the provisions in paragraphs (a) and (f) above.

     Sec. 17. Taxes and Licenses. Licensee shall pay all taxes of whatever character that may be levied or charged upon Licensee's operations at Airport, or upon Licensee's improvements, fixtures, equipment or other property thereon or upon Licensee's use thereof. Licensee shall also pay all license or permit fees necessary or required by law or regulation for the conduct of Licensee's business or use of Airport. This obligation, however, shall not prevent Licensee from contesting the validity and/or applicability of any of the above charges and during the period of any such lawful contest, Licensee may

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refrain from making, or direct the withholding of, any such payment without being in breach of the above provisions. Upon a final determination in which Licensee is held responsible for such taxes and/or fees, Licensee shall promptly pay the required amount plus all legally imposed interest, penalties and surcharges.

     In addition, by executing this License Agreement and accepting the benefits thereof, a property interest may be created known as a "possessory interest." If such possessory interest is created, Licensee, as the party in whom the possessory interest is vested, shall be subject to the payment of the property taxes levied upon such interest.

     Sec. 18. NOTICES. Written notices to City hereunder and to the City Attorney of the City of Los Angeles shall be given by registered or certified mail, postage prepaid, and addressed to said parties at Department of Airports, Post Office Box 92216, Los Angeles, California 90009, or to such other address as these parties may designate by written notice to Licensee.

     Written notices to Licensee hereunder shall be given by registered or certified mail, postage prepaid, and addressed to Gene Hauck, Tamarack Transportation, Inc. 531 Van Ness Ave, Torrance, CA 90501, or to such other address as Licensee may designate by written notice to City.

     The execution of any such notice by Executive Director shall be as effective as to Licensee as if it were executed by Board or by Resolution or Order of said Board, and Licensee shall not question the authority of Executive Director to execute any such notice.

     All such notices shall be delivered personally to Executive Director or to the Office of the City Attorney, Airports Division, in the one case, or to Licensee in the other case, or shall be deposited in the United States mail, properly addressed as aforesaid with postage fully prepaid by certified or registered mail, and shall be effective upon receipt.

     Sec. 19. INTERPRETATION.

     (a) FAIR MEANING. The language of this License Agreement shall be construed according to its fair meaning, and not strictly for or against either City or Licensee.

     (b) VOID PROVISIONS. If any provision of this License Agreement is determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of this License Agreement, and all such other provisions shall remain in full force and effect.

     (c) TWO CONSTRUCTIONS. It is the intention of the parties hereto that if any provision of this License Agreement is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

     (d) Laws of California. This License Agreement shall be construed and enforced in accordance with the laws of the State of California.

     (e) Executive Director's Approval. In each instance herein where City's, Board's or Executive Director's approval or consent is required before Licensee may act, such approval or consent shall not be unreasonably withheld.

     (f) Gender. The use of any gender herein shall include all genders, and the use of any number shall be construed as the singular or the plural, all as the context may require.

     (g) Section 308. It is understood and agreed that nothing herein contained shall be construed to grant or authorize the granting of an exclusive right within the meaning of Section 308 of the Federal Aviation Act (49 USC Section 1349a).

     (h) Rights of U.S. Government. This License Agreement shall be subordinate to the provisions and requirements of any existing or future agreement between City and the United States relative to the development, operation or maintenance of Airport.

     (i) War and National Emergency. This License Agreement and all the provisions hereof shall be subject to whatever right the United States Government now has or in the future may have or acquire affecting the control, operation, regulation and taking over of Airport or the exclusive or non-exclusive use of Airport by United States during the time of war or national emergency.

     IN WITNESS WHEREOF, City has caused this License Agreement to be executed by Executive Director and Licensee has caused the same to be executed by its duly authorized officers and its corporate seal to be hereunto affixed, all as of the day and year first hereinabove written.

     [STAMP]
APPROVED AS TO FORM                CITY OF LOS ANGELES
   JAMES K. HAHN
   CITY ATTORNEY

    OCT 23 1995

By Illegible Signature                By Illegible Signature
  --------------------                  --------------------
  ASSISTANT DEPUTY                      Executive Director
                                      Department of Airports

ATTEST:


By V. Hauck                        By G. Hauck
---------------------------        ----------------------------
   Secretary (Signature)                   (Signature)

     Violetta Hauck                     GENE HAUCK
---------------------------        ----------------------------
      (Print Name)                       (Print Name)

                                        PRESIDENT
                                   ----------------------------
                                         (Print Title)
       [SEAL]



ARTICLES OF INCORPORATION ATTACHED

     If Licensee is a partnership, a general partner should sign. If Licensee is a sole proprietorship or non-corporate business, an owner should sign.

                               [CITY OF LOS ANGELES DEPARTMENT OF AIRPORTS LOGO]

                         [CITY OF LOS ANGELES DEPARTMENT OF AIRPORTS LETTERHEAD]

RESOLUTION NO. 15959


WHEREAS, on recommendation of Management, there was presented for approval, Blanket Resolution approving a ground transportation permit program, adopting rules and regulations governing this program, and authorization for the Executive Director to execute Non-exclusive License Agreements and to issue vehicle permit decals to operators of commercial vehicles transporting passengers to and from Los Angeles International Airport (LAX), and authorization to amend Resolutions No. 15173, No. 15651, and Resolution No. 15958 to delete their application to LAX upon implementation of this program; and

WHEREAS, the License Agreements shall be on a month-to-month basis. The fees payable by each segment of the ground transportation industry will be effective on the following schedule:

     November 1     Charter Party Carriers (TCP)
     December 1     Passenger Stage Corporations (PSC)
     January 1      Courtesy Vehicle Operators; and

WHEREAS, Licensees will pay to City a per trip fee for the transportation of passengers from and/or originating from Airport or for the offering of same. Each segment of the ground transportation industry will be granted a license agreement tailored to its specific operational requirements. Each segment of the industry will pay fees based on the facilities and services it uses at the Airport. Vehicles will be divided into two (2) size categories for fee assessment:

     Class 1 - Those seating less than 25 passengers
     Class 2 - Those seating 25 or more passengers; and

WHEREAS, fees will be set at a cost recovery level and City reserves the right to redetermine the appropriate per trip fee under each license agreement and adjust said fee no more than twice annually. Notwithstanding the foregoing, the Board reserves the right to impose additional fee assessment programs at a future date. Initial fees will be paid in accordance with the following schedule:

     Passenger Stage Corporations (PSC)

     Licensees shall have a Passenger Stage Certificate issued by the California Public Utilities Commission or a similar authority

Resolution No. 15959                  -2-


granted by the Interstate Commerce Commission to serve LAX. Licensees will be required to submit reports and fees on a monthly basis.

               Class 1        $2.25 per trip
               Class 2        $3.35 per trip

     Charter Party Carriers (TCP)

     Licensees shall have a Charter Party Carrier authority issued by the California Public Utilities Commission or Auto-for-Hire authority issued by the City of Los Angeles, Department of Transportation. Licensees will be required to utilize a charter holding lot system and pay the per trip fee at a booth before entering the central terminal area of the Airport. Crew transportation pickups for signatory air carriers are excluded from this per trip fee.

               Class 1        $1.50 per trip
               Class 2        $2.25 per trip

     Courtesy Vehicle Operators

     Licensees shall be operators of courtesy vehicles by or on behalf of a hotel, motel, rent-a-car, travel agency, private parking lot company or similar business. Licensees will be required to submit reports and fees on a monthly basis. On-airport rental car operators will be excluded from paying the fees.

               Class 1        $.32 per trip
               Class 2        $.48 per trip; and

WHEREAS, these rates and charges include the costs of providing and staffing the Ground Transportation Information Booths and the Charter Party Carrier Fee Collection Booths. It is anticipated that the Board will be requested to approve a contract to operate these booths in the not too distant future; and

WHEREAS, in addition to the above mentioned fees, each Licensee except charter party carriers and autos-for-hire will be assessed an administrative fee of $120 per year, payable at the rate of $10 per month. In instances where a Licensee fails to make a fee payment within the required time frame provided in the agreement, the Licensee shall also be required to pay interest charges at rates which are in accordance with the laws of the State of California; and

Resolution No. 15959

WHEREAS, Licensees except charter party carriers and autos-for-hire shall maintain with the Department of Airports a security deposit in a form acceptable to the Executive Director and in the amount of two months' payment or $750, whichever is greater, against which the Department may deduct any delinquent fees or interest charges; and

WHEREAS, the License Agreements shall be issued subject to such rules, regulations and operating policies as the Executive Director shall specify; and

WHEREAS, the Non-exclusive License Agreements are categorically exempt from the requirements of the California Environmental Quality Act as provided by Article VII, Class 1 (14) of the Los Angeles City CEQA Guidelines;

NOW, THEREFORE, BE IT RESOLVED that the Board of Airport Commissioners determined that this action is exempt from CEQA requirements, approved the Ground Transportation Permit Program, further approved Adoption of the rules and regulations governing this program, authorized the Executive Director to execute the Non-exclusive License Agreements upon approval as to form by the City Attorney and to issue vehicle permit decals, and further approved amending Resolutions No. 15173, No. 15651 and No. 15958.


                                 I hereby certify that the foregoing is a true and correct copy of Resolution No. 15959 adopted by the Board of Airport Commissioners at a regular meeting held Wednesday, September 2, 1987.

                                 /s/ Sandra J. Miller
                                 Acting Secretary

                                 Elaine E. Staniec - Secretary
                                 BOARD OF AIRPORT COMMISSIONERS

            [CITY OF LOS ANGELES DEPARTMENT OF AIRPORTS LETTERHEAD]


RESOLUTION NO. 17041

WHEREAS, at its meeting of September 2, 1987, the Board of Airport Commissioners adopted Resolution No. 15959 approving a ground transportation permit program, authorizing the Executive Director to execute non-exclusive license agreements and to issue vehicle permit decals to operators of commercial vehicles transporting passengers to and from Los Angeles International Airport (LAX), and establishing a per trip fee for the transportation of passengers from and/or originating from Airport; and

WHEREAS, Resolution No. 15959 established trip fees for Passenger Stage Corporation (PSC) carriers according to two categories of vehicle size;

     Class 1 - Those seating less than 25 passengers
     Class 2 - Those seating 25 or more passengers; and

WHEREAS, Resolution No. 15959 established the following fees for vehicles operated by licensees with Passenger Stage Certificates issued by the California Public Utilities Commission, or a similar authority, granted by the Interstate Commerce Commission to serve LAX:

     Class 1 - $2.25 per trip
     Class 2 - $3.35 per trip; and

WHEREAS, Management recommended charging fees to PSC licensees, on a per circuit basis, for trips from and/or originating from the Airport, effective May 1, 1990. A "circuit" is defined as a complete loop of the LAX central terminal area, or any partial loop thereof, as designated by the Executive Director. Circuit fees for PSC vehicles shall be as follows:

     Class 1:  $1.00
     Class 2:  $1.50; and

WHEREAS, this fee structure shall be subject to analysis by Management and possible adjustment by the Board on or after July 1, 1990 and up to three times each year; and

WHEREAS, the per trip fee structure set by Resolution No. 15959 for all other ground transportation carriers shall remain in effect; and

Resolution No. 1704]

WHEREAS, Resolution No. 17017 authorized the formation and operation of LAX Shared-Ride Management, Inc. ("SRM") to operate a holding lot for Passenger Stage Corporation (PSC) van operations at Los Angeles International Airport
(LAX) and to supervise activities at curbs; and

WHEREAS, each PSC van operator, while having the option to refuse to participate as a member of SRM, shall cooperate and facilitate with SRM in the holding lot and general operation at Airport. All PSC van operators shall obey the rules and regulations of the Department of Airports for the operation of commercial ground transportation vehicles at Airport; and

WHEREAS, this action, as a continuing administrative activity, is exempt from the requirements of the California Environmental Quality Act as provided by
Article III, Section 2.f. of the Los Angeles City CEQA Guidelines;

NOW, THEREFORE, BE IT RESOLVED that the Board of Airport Commissioners determined that this action is exempt from CEQA requirements, approved an amendment to Resolution No. 15959 to change the basis for charging fees for PSC licensee operations at LAX to per circuit fees of $1.00 for Class 1 vehicles and $1.50 for Class 2 vehicles, effective May 1, 1990; and

BE IT FURTHER RESOLVED that the Executive Director is authorized to execute amendments to the non-exclusive license agreements pursuant to the terms of this Resolution.



                                          I hereby certify that the foregoing is
                                          a true and correct copy of Resolution
                                          No. 17041 adopted by the Board of
                                          Airport Commissioners at a regular
                                          meeting held Wednesday, March 7, 1990.

                                          /s/ Elaine E. Staniec


                                          Elaine E. Staniec - Secretary
                                          BOARD OF AIRPORT COMMISSIONERS